SMITH HELMS MULLISS & MOORE, L.L.P.
                    Attorneys at Law
                 214 North Church Street
             Charlotte, North Carolina 28202
                    (704) 343-2000


                   December 31, 1996


Ruddick Corporation
2000 Two First Union Center
Charlotte, North Carolina 28282

Re:     Registration Statement on Form S-8
          600,000 Shares of Common Stock

Gentlemen:

        In connection with the possible offering and sale from time to time of all or a portion of 600,000 shares of the Common Stock of Ruddick Corporation (the "Shares"), upon the terms and conditions set forth in the Registration Statement on Form S-8 (the "Registration Statement") filed on December 31, 1996 by the registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended, we are of the opinion that when (a) the Registration Statement shall become effective and (b) the Shares have been sold upon the terms and conditions set forth in the Registration Statement, the Shares will be validly authorized and legally issued, fully paid and non-assessable.

        We hereby consent to the filing of a copy of this opinion as Exhibit
5.1 of the Registration Statement.



                                  Very truly yours,

                                  SMITH HELMS MULLISS & MOORE, L.L.P.